SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2007

INTAC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other jurisdiction of Incorporation)	000-32621 (Commission File Number)	98-0336945 (IRS Employer Identification No.)

Unit 6-7, 32/F., Laws Commercial Plaza
788 Cheung Sha Wan Road
Kowloon, Hong Kong
(Address of principal executive offices, including zip code)

011 (852) 2385-8789
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A is being filed by INTAC International, Inc. solely to amend an omission of content from the original 8-K transmission of January 31, 2007. In the original transmission, certain contents of Exhibit 2.2 of the report were mistakenly omitted from the filing due to a technical error during transmission by the printer.

This Amendment No. 1 on Form 8-K/A is being filed for the sole purpose of correcting this omission, and speaks as of the original filing date, and except as indicated, has not been updated to reflect events occurring subsequent to the original filing date.

ITEM 1.01.            Entry into a Material Definitive Agreement.

First Amendment to Agreement and Plan of Merger

On January 29, 2007, INTAC International, Inc. (“INTAC”), HowStuffWorks, Inc., a Delaware corporation (“HSW”), HSW International, Inc., a Delaware corporation (“Parent”) and HSW International Merger Corporation, a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”) entered into a First Amendment to Agreement and Plan of Merger (the “Amendment to Merger Agreement”), amending the provisions of the Agreement and Plan of Merger dated April 20, 2006 among INTAC, HSW, Parent and the Merger Sub (the “Merger Agreement”).  Pursuant to the Merger Agreement, as amended, and upon the terms and subject to the conditions set forth therein, the Merger Sub will merge with and into INTAC, with INTAC continuing as the surviving corporation (the “Merger”).  As a result of the Merger, (i) INTAC will become a wholly owned subsidiary of Parent, and (ii) each outstanding share of INTAC’s common stock, par value $0.001 per share (“INTAC Common Stock”) will be converted into the right to receive one share of Parent’s common stock, par value $0.001 per share (“Parent Common Stock”).  The closing of the Merger is subject to customary closing conditions, including approval by INTAC’s stockholders and effectiveness of a registration statement on Form S-4 to be filed with the Securities and Exchange Commission with respect to the issuance of the Parent Common Stock to INTAC’s stockholders.

The Amendment to Merger Agreement modifies certain provisions of the Merger Agreement to reflect, among other things, the execution of the Share Purchase Agreement (as described below), the execution of the Amended and Restated Stockholders Agreement (as described below) and the Equity Financing Activities (as described below).

Concurrently with the execution and delivery of the Amendment to Merger Agreement, the following events (collectively, the “Equity Financing Activities”) occurred:

•                              Parent and DWS Finanz-Service GmbH, a financial service company incorporated under the laws of Germany (“DWS”), entered into a First Amendment to Stock Purchase Agreement to amend the provisions of the Stock Purchase Agreement dated April 20, 2006 between the parties and pursuant to the amendment, DWS has agreed to increase its investment to purchase shares of the Parent Common Stock to $16 million;

•                              Various other institutional investors have agreed to purchase approximately $34 million of Parent Common Stock (this amount is an estimate based on the purchase of $27.5 million of Parent Common Stock and an additional 900,000 shares of Parent Common Stock at a price to be determined at the closing of such purchase); and

•                              The Stock Purchase Agreement dated April 20, 2006 among Parent, High River Limited Partnership and StuffWorks, LLC, pursuant to which High River Limited Partnership and StuffWorks, LLC have agreed to invest $10 million and $2.5 million, respectively, to purchase shares of Parent Common Stock, has been mutually terminated by the parties thereto.

The per share purchase price for certain institutional investors, including DWS, is to be calculated with reference to the lower of (i) 90% of the ten (10) trading day volume weighted average price of shares of INTAC Common Stock on Nasdaq ending on the trading day prior to the public announcement of the Amendment to Merger Agreement and (ii) 90% of the ten (10) trading day volume weighted average price of shares of Parent Common Stock commencing on the first trading day following the effective date of the shelf registration statement to be filed by Parent covering the resale of the shares of Parent Common Stock purchased by such investors (with one investor subject to an additional provision that if the per share purchase price calculated is greater than the highest trading price of Parent Common Stock on the closing date of the purchase, then the per share purchase price will be adjusted to be such highest trading price).  The per share purchase price for certain other institutional investors is to be calculated with reference to 90% of the ten (10) trading day volume weighted average price of shares of INTAC Common Stock on Nasdaq ending on the trading day prior to the public announcement of the Amendment to Merger Agreement, subject to post-closing adjustment to the number of shares of Parent Common Stock purchased by each of such investors to make the per share purchase price calculation under these agreements consistent with the per share purchase price calculation for the investors as set forth in the previous sentence.

Also concurrently with the execution and delivery of the Amendment to Merger Agreement, Parent, HSW and the Majority Stockholder (as defined below) entered into an Amended and Restated Stockholders Agreement (the “Amended and Restated Stockholders Agreement”), amending and restating the provisions of the Stockholders Agreement dated April 20, 2006 among Parent, HSW and the Majority Stockholder (as defined below).  Pursuant to the Amended and Restated Stockholders Agreement, the parties have agreed to, among other things, (i) impose certain restrictions on the transferability of the Parent Common Stock that HSW will hold upon consummation of the Merger, (ii) impose certain restrictions on the transferability of certain shares of Parent Common Stock that the Majority Stockholder (as defined below) will hold upon consummation of the Merger, (iii) cooperate on certain corporate governance matters related to Parent and (iv) establish certain rights for Parent related to HSW’s business in certain territories.

Share Purchase Agreement

On January 29, 2007, INTAC, INTAC International Holdings Limited (“INTAC Holdings”), a Hong Kong corporation and wholly owned subsidiary of INTAC, INTAC (Tianjin) International Trading Company, a wholly owned subsidiary of INTAC Holdings incorporated under the laws of the People’s Republic of China (“INTAC Trading”), Cyber Proof Investments Ltd. (“Cyber”), a British Virgin Islands corporation wholly owned by Wei Zhou, the majority stockholder of INTAC (the “Majority Stockholder”) and the Majority Stockholder entered into a Share Purchase Agreement (the “Share Purchase Agreement”).  Pursuant to the Share Purchase Agreement, and upon the terms and subject to the conditions set forth therein, INTAC Holdings has agreed to sell all the issued and outstanding shares of Global Creative International Limited, INTAC Telecommunications Limited, INTAC Deutschland GmbH and FUTAC Group Limited (collectively, the “Distribution Companies”), each a wholly owned subsidiary of INTAC Holdings, to Cyber.  The distribution/telecommunication segment of INTAC’s business, which consists of the distribution of wireless handset products and the sale of prepaid calling cards, is conducted in whole by the Distribution Companies.  In addition, INTAC Trading has agreed to transfer its rights and control with respect to Beijing INTAC Meidi Technology Development Co., Ltd. (“Meidi Technology”) to Cyber.  In exchange, the Majority Stockholder shall transfer 3,000,000 shares of INTAC Common Stock to INTAC Holdings (“Share Purchase”).

The parties have agreed that any and all amounts paid on the receivables balance due from Lam Ching Wing on or after the execution of the Share Purchase Agreement until the closing of the Merger shall be paid into a receivables escrow account.  Further, the parties have agreed that any and all expenditures incurred by the Distribution Companies during the same period shall be paid out of the receivables escrow account.  Upon closing of the Merger, any funds remaining in the receivables escrow account will be paid to Cyber.

The Majority Stockholder has also agreed to place 1,000,000 shares of INTAC Common Stock in a payables escrow at the closing of the Merger.  INTAC has provided a representation and warranty under the Merger Agreement, as amended, that there will be no third party debt or payables upon closing under the Merger Agreement, as amended, other than debts and payables incurred in connection with the Merger and in the ordinary course of business (other than the distribution/telecommunications business).  If there is a breach of such representation and warranty by INTAC under the Merger Agreement, as amended, the Majority Stockholder shall be responsible for paying, in cash, the amount of any losses, damages, costs and expenses arising out of such breach.  If the Majority Stockholder fails to pay such amount in cash, INTAC and/or HSW International may call on the shares placed in the payables escrow.

The consummation of the Share Purchase is subject to the satisfaction of certain customary closing conditions, such as the requisite shareholder approval for the Share Purchase Agreement.

The Share Purchase Agreement may be terminated at any time prior to the closing of the Share Purchase (i) by any parties in the event that the closing shall not have occurred by August 31, 2007, unless that party’s failure to fulfill its obligations under the Share Purchase Agreement caused the failure of the closing; (ii) by any of the parties in the event that any governmental order restraining, enjoining or otherwise prohibiting the transactions contemplated by the Share Purchase Agreement has become final and nonappealable; (iii) by any parties if the other party has breached any of its representations, warranties, covenants or agreements and the breach cannot be or has not be cured within 30 days after the giving of written notice by the non-breaching party; or (iv) by mutual written consent of the parties.

The foregoing description of the Amendment to Merger Agreement, the Share Purchase Agreement and the Amended and Restated Stockholders Agreement is qualified in its entirety by reference to the full text of the Amendment to Merger Agreement, the Share Purchase Agreement and the Amended and Restated Stockholders Agreement.  The Amendment to Merger Agreement, the Share Purchase Agreement and the Amended and Restated Stockholders Agreement have been included to provide investors and stockholders with information regarding their terms.  A copy of the Amendment to Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  A copy of the Share Purchase Agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference.  A copy of the Amended and Restated Stockholders Agreement is attached hereto as Exhibit 2.3 and is incorporated herein by reference.

ADDITIONAL INFORMATION RELATING TO THE MERGER AND WHERE TO FIND IT

This document may be deemed to be solicitation material in respect of the proposed business combination of INTAC and Parent, but is not a substitute for the proxy statement/prospectus and any other documents INTAC and Parent would file with the Securities and Exchange Commission (“SEC”) at an appropriate time in connection with the proposed transaction.  INVESTORS AND STOCKHOLDERS OF INTAC ARE URGED TO READ SUCH PROXY STATEMENT/PROSPECTUS AND ANY OTHER SUCH DOCUMENTS, WHEN AVAILABLE, WHICH WOULD CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  The proxy statement/prospectus will be, and other documents filed or to be filed by INTAC and Parent with the SEC are or will be, available free of charge at the SEC’s website at www.sec.gov, or from INTAC by directing a request to:  J. David Darnell, Senior Vice President and Chief Financial Officer of INTAC International, Inc. at 469-916-9881 or david.darnell@intac-asia.com.  Investors and security holders are urged to read the proxy statement, prospectus and other relevant material if and when they become available before making any voting or investment decisions with respect to the Merger.

INTAC is not currently engaged in a solicitation of proxies from the stockholders of INTAC or Parent in connection with the proposed business combination between INTAC and Parent.  If a proxy solicitation commences, INTAC, Parent and their respective directors, executive officers and other employees may be deemed to be participants in such solicitation.  Information about INTAC’s directors and executive officers is available in INTAC’s proxy statement, dated January 30, 2006, for its 2006 annual meeting of stockholders.  Additional information about the interests of potential participants will be included in the proxy statement/prospectus INTAC would file with the SEC at an appropriate time.

ITEM 8.01.            Other Events.

On January 29, 2007, INTAC and Parent issued a joint press release in connection with the execution of the Amendment to Merger Agreement and the Share Purchase Agreement.

The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.            Financial Statements and Exhibits.

(d)               Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description
2.1	First Amendment to Agreement and Plan of Merger, dated January 29, 2007, among INTAC International, Inc., HowStuffWorks, Inc., HSW International, Inc. and HSW International Merger Corporation.

2.2

Share Purchase Agreement, dated January 29, 2007, among INTAC International, Inc., INTAC International Holdings Limited, INTAC (Tianjin) International Trading Company, Cyber Proof Investments Ltd. and Wei Zhou.

2.3	Amended and Restated Stockholders Agreement, dated January 29, 2007, among HSW International, Inc., HowStuffWorks, Inc. and Wei Zhou.

99.1	Press Release dated January 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTAC INTERNATIONAL, INC.

By:	/s/ J. David Darnell
	Name:	J. David Darnell
	Title:	Senior Vice President and Chief Financial Officer

Dated:  February 15, 2007

EXHIBIT INDEX

Exhibit No.	Description

2.1	First Amendment to Agreement and Plan of Merger, dated January 29, 2007, among INTAC International, Inc., HowStuffWorks, Inc., HSW International, Inc. and HSW International Merger Corporation.

2.2

Share Purchase Agreement, dated January 29, 2007, among INTAC International, Inc., INTAC International Holdings Limited, INTAC (Tianjin) International Trading Company, Cyber Proof Investments Ltd. and Wei Zhou.

2.3	Amended and Restated Stockholders Agreement, dated January 29, 2007, among HSW International, Inc., HowStuffWorks, Inc. and Wei Zhou.

99.1	Press Release dated January 29, 2007.